EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
PROTERRA INC, et al.,[1]	)	Case No. 23-11120 (BLS)
)
Debtors.	)	(Jointly Administered)
)

NOTICE OF (I) ENTRY OF CONFIRMATION ORDER, (II) OCCURRENCE OF

EFFECTIVE DATE, AND (III) FINAL DEADLINES FOR FILING CERTAIN CLAIMS

PLEASE TAKE NOTICE that on March 6, 2024, the United States Bankruptcy Court for the District of Delaware (the “Court”) confirmed the Fifth Amended Joint Chapter 11 Plan of Reorganization for Proterra Inc and Its Debtor Affiliate (with all supplements and exhibits thereto, as it has been and may be amended, altered, modified, revised, or supplemented from time to time, the “Plan”), which is attached as Exhibit A to the Findings of Fact, Conclusions of Law, and Order Confirming the Fifth Amended Joint Chapter 11 Plan of Reorganization of Proterra Inc and Its Debtor Affiliate Docket No. 1180 (the “Confirmation Order”).2

PLEASE TAKE FURTHER NOTICE that on March 13, 2024, the Effective Date of the Plan occurred. All conditions precedent to the Effective Date set forth in Article VIII.A of the Plan have been satisfied or waived in accordance with the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that in accordance with the Plan, requests for payment of Administrative Claims that accrued before the Effective Date (other than Professional Compensation Claims, Claims arising out of Statutory Fees, Health Insurance Claims, Claims of Ordinary Course Professionals pursuant to the Ordinary Course Professionals Order, and KEIP Claims, the Holders of which shall not be required to file requests for payment in connection therewith) must be Filed with the clerk of the Court and served on the Distribution Trustee pursuant to the procedures specified in the Confirmation Order no later than April 12, 2024 (i.e., the first Business Day that is thirty (30) days following the Effective Date) (the “Administrative Claims Bar Date”); provided that nothing herein shall be deemed to extend the deadline for filing requests for payment of 503(b)(9) Claims, which is the General Bar Date (as defined in the Plan). Any Holder of an Administrative Claim that is required to, but does not, file and serve a request for payment of such Administrative Claim by the applicable Bar Date shall be deemed to

[1]	The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Proterra Inc (9565); and Proterra Operating Company, Inc. (8459). The location of the Debtors’ service address is: 504 Pennsylvania Avenue PO Box 2205 Greer, South Carolina 29652.
[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Confirmation Order or the Plan, as applicable.

have waived such Administrative Claim and be forever barred from receiving payment on account thereof.

PLEASE TAKE FURTHER NOTICE THAT, except as set forth in the Confirmation Order, pursuant to Article V.A of the Plan, all Executory Contracts that do not fall into categories (a), (b), or (c) as set forth therein, are deemed rejected as of the Effective Date. Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases pursuant to the Plan, if any, must be Filed with the clerk of the Court and served upon the Debtors or Reorganized Debtors, as applicable, and the Distribution Trustee, by April 12, 2024 (i.e., thirty (30) calendar days following the Effective Date). Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within the time required by Article V.C of the Plan is subject to disallowance under 11 U.S.C. § 502(b)(9), and once disallowed will be forever barred from assertion against any of the Debtors, the Estates, the property of the Debtors or the Distribution Trust, and the Distribution Trustee.

PLEASE TAKE FURTHER NOTICE that, in accordance with the Confirmation Order, all final requests for payment of Professional Compensation Claims shall be Filed no later than April 29, 2024 (i.e., forty-five (45) calendar days following the Effective Date).3

PLEASE TAKE FURTHER NOTICE that the release, exculpation, and injunction provisions set forth in, among others, Articles IX.B, IX.C, IX.D, and IX.E of the Plan, are immediately effective as of the Effective Date and binding on all Persons and Entities to the extent set forth therein.

PLEASE TAKE FURTHER NOTICE that the Plan, the Plan Documents, and the Confirmation Order are immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan and the Confirmation Order, each Entity acquiring property under the Plan or the Confirmation Order, any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors, any Holder of a Claim or Interest, and each of their respective heirs, executors, administrators, successors, and assigns, whether or not: (a) the Claim or Interest is Impaired under the Plan; (b) such Holder has accepted or rejected the Plan; (c) such Holder has failed to vote to accept or reject the Plan; (d) such Holder is entitled to a distribution under the Plan; (e) such Holder will receive or retain any property or interests in property under the Plan; or (f) such Holder has filed a Proof of Claim in the Chapter 11 Cases.

PLEASE TAKE FURTHER NOTICE that copies of Confirmation Order, the Plan, the Plan Supplement, and related documents can be viewed and/or obtained by: (a) accessing the Court’s website at https://ecf.deb.uscourts.gov/, or (b) from the Debtors’ Claims Agent, KCC, at https://www.kccllc.net/proterra or by calling (888) 251-3076 (USA or Canada) or (310) 751-2617 (International). Note that a PACER password is needed to access documents on the Court’s website.

[3]	See Bankruptcy Rule 9006(a).

Please take further notice that your rights may be affected. You should read the Plan and the Confirmation Order carefully and discuss it with your attorney, if you have one. If you do not have an attorney, you may wish to consult with one.

IF YOU HAVE ANY QUESTIONS ABOUT THIS NOTICE, PLEASE CONTACT

KURTZMAN CARSON CONSULTANTS LLC BY CALLING (888) 251-3076 (USA

AND CANADA) OR (310) 751-2617 (INTERNATIONAL). YOU MAY ACCESS

DOCUMENTS AND CASE INFORMATION AT:

https://www.kccllc.net/proterra

Dated:	March 13, 2024	Respectfully submitted,
Wilmington, Delaware
YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/ Andrew L. Magaziner

Pauline K. Morgan (No. 3650)

Andrew L. Magaziner (No. 5426)

Shella Borovinskaya (No. 6758)

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

		Email:	pmorgan@ycst.com
amagaziner@ycst.com
sborovinskaya@ycst.com

- and -

PAUL, WEISS, RIFKIND,
WHARTON & GARRISON LLP

Paul M. Basta (admitted pro hac vice)

Robert A. Britton (admitted pro hac vice)

Michael J. Colarossi (admitted pro hac vice)

1285 Avenue of the Americas

New York, New York 10019

Tel: (212) 373-3000
Fax: (212) 757-3990
		Email:	pbasta@paulweiss.com
rbritton@paulweiss.com
mcolarossi@paulweiss.com

Counsel to the Debtors and Debtors in Possession